Exhibit 32.2

MicroFinancial, Incorporated

Certification of Chief Financial Officer

Regarding Annual Report on Form 10-K for the

Year Ended December 31, 2011

I, James R. Jackson Jr., Vice President and Chief Financial Officer of MicroFinancial Incorporated (the “Company”), hereby certify that, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the year ended December 31, 2011 (the “Covered Report”) and, except as corrected or supplemented in a subsequent covered report:

•	the Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has signed this Certification as of March 30, 2012.

/s/ JAMES R. JACKSON JR

James R. Jackson, Jr.
Vice President and Chief Financial Officer